Exhibit 99.1

PDL Community Bancorp Announces 2019 Second Quarter Results

New York (August 2, 2019): PDL Community Bancorp (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), reported net income of $950,000, or $0.05 per basic and diluted share, for the second quarter of 2019, compared to $668,000, or $0.04 per basic and diluted share, for the prior quarter and net income of $699,000, or $0.04 per basic and diluted share, for the second quarter of 2018. For each of the six months ended June 30, 2019 and 2018, net income was $1.6 million, or $0.09 per basic and diluted share.

Carlos P. Naudon, President and CEO remarked that, “although the rise in interest rates and the growth of the construction and land portfolio has helped in maintaining the yield we receive on our earning assets, the rates we pay on interest-bearing liabilities has increased more rapidly due to increased competition for deposits in our market place combined with an increase in the costs of alternative funding sources to support our growth.” He also remarked that “in order to alleviate the use of alternative funding sources, we deployed a core deposit and customer acquisition strategic initiative at the beginning of 2019. As of the end of the quarter, we have opened 1,732 new accounts with a corresponding aggregate balance of $34.7 million in core deposits.”

Net Income

The increase in net income from the prior quarter reflects a $32,000, or 0.3%, increase in interest and dividend income, a $149,000 decrease in provision for loan losses, and a $384,000, or 4.2%, decrease in noninterest expense, offset by a $67,000, or 8.9%, decrease in noninterest income, a $150,000, or 5.1%, increase in interest expense and $66,000, or 21.5%, increase in provision for income tax.

The increase in net income from the same quarter last year reflects a $1.0 million, or 9.1%, increase in interest and dividend income, a $337,000 decrease in provision for loan losses, and a $162,000, or 30.9%, increase in noninterest income, offset by an $820,000, or 36.4%, increase in interest expense, a $252,000, or 3.0%, increase in noninterest expense and a $207,000, or 124.7%, increase in provision for income tax.

Net income for the six months ended June 30, 2019 and 2018 was $1.6 million. For the six months ended June 30, 2019, net income reflects an increase of $2.7 million, or 12.2%, in interest and dividend income, a $282,000, or 65.4%, decrease in provision for loan losses, a $30,000, or 2.1%, increase in noninterest income, offset by a $1.7 million, or 39.9%, increase in interest expense, a $1.1 million, or 6.5%, increase in noninterest expense and $246,000, or 56.7%, increase in provision for income tax.

Net Interest Margin

The net interest margin decreased by 11 basis points to 3.75% for the three months ended June 30, 2019 from 3.86% for the three months ended March 31, 2019, while the net interest rate spread decreased by 12 basis points to 3.34% from 3.46% for the same periods. Average interest-earning assets increased by $6.0 million, or 0.6%, to $999.4 million for the three months ended June 30, 2019 from $993.4 million for the three months ended March 31, 2019. The average yield on interest-earning assets decreased by 8 basis points to 4.98% from 5.06% for the same periods. Average interest-bearing liabilities increased by $8.6 million, or 1.2%, to $750.3 million for the three months ended June 30, 2019 from $741.7 million for the three months ended March 31, 2019. The average rate on interest-bearing liabilities increased by 4 basis points to 1.64% from 1.60% for the same periods.

The net interest margin decreased by 21 basis points to 3.75% for the three months ended June 30, 2019 from 3.96% for the three months ended June 30, 2018, while the net interest rate spread decreased by 30 basis points to 3.34% from 3.64% for the same periods. Average interest-earning assets increased by $74.6 million, or 8.1%, to $999.4 million for the three months ended June 30, 2019 from $924.9 million for the three months ended June 30, 2018. The average yield on interest-earning assets increased by 4 basis points to 4.98% from 4.94% for the same periods. Average interest-bearing liabilities increased by $54.3 million, or 7.8%, to $750.3 million for the three months ended June 30, 2019 from $696.0 million for the three months ended June 30, 2018. The average rate on interest-bearing liabilities increased by 34 basis points to 1.64% from 1.30% for the same periods.

Noninterest Income

Noninterest income decreased to $686,000 for the three months ended June 30, 2019, down $67,000, or 8.9%, from $753,000 for the three months ended March 31, 2019. The decreased was attributable to decreases of $85,000, or 78.0%, in brokerage commissions and $103,000, or 37.5%, in other noninterest income, offset by an increase of $123,000, or 88.5%, in late fees and prepayment charges related to mortgage loans.

Noninterest income increased to $686,000 for the three months ended June 30, 2019, up $162,000, or 30.9%, from $524,000 for the three months ended June 30, 2018. The increase was mainly attributable to an increase of $210,000, or 403.9%, in late fees and prepayment charges related to mortgage loans.

Noninterest Expense

Noninterest expense was $8.7 million for the quarter ended June 30, 2019, down $384,000, or 4.2%, from $9.1 million for the quarter ended March 31, 2019. The decrease was mainly attributable to a decrease in compensation and benefits expense of $538,000 as a result of lower group life and health insurance expense related to claims, nonrecurring first quarter 2019 bonus payments resulting in lower payroll tax expense in the second quarter, lower brokerage commissions and a net decrease of compensation associated with organizational changes relating to branch and back office personnel; occupancy expense of $179,000 as a result of seasonal trends and prior quarter project completion expenses; and office supplies, telephone and postage expenses of $46,000. The decrease in noninterest expense was partially offset by increases in data processing expenses of $78,000; professional fees of $223,000; marketing and promotional expenses of $21,000 and other operating expenses of $52,000.

Noninterest expense increased $252,000, or 3.0%, to $8.7 million for the quarter ended June 30, 2019 from $8.5 million for the quarter ended June 30, 2018. The increase was largely due to increases in professional fees of $204,000 as a result of increased expenses associated with business and media development combined with increased expenses associated with the annual stockholders meeting and public reporting; data processing expenses of $131,000 as a result of system enhancements and implementation charges related to software upgrades and additional products being used; other operating expenses of $72,000 as a result of loss on loans sold; and direct loan expenses of $30,000. The increase in noninterest expense was partially offset by decreases in compensation and benefits expense of $87,000 and office supplies, telephone and postage expenses of $81,000.

Asset Quality

Nonperforming assets increased to $10.1 million, or 0.96% of total assets, at June 30, 2019, from $8.0 million, or 0.77% of total assets, at March 31, 2019 and $6.7 million, or 0.69% of total assets, at June 30, 2018. The increase from March 31, 2019 is mainly attributable to an increase in nonaccrual, nonresidential loans of $2.8 million.

There was no provision for loan losses for the quarter ended June 30, 2019, compared to $149,000 for the quarter ended March 31, 2019 and $337,000 for the quarter ended June 30, 2018. The allowance for loan losses was $12.5 million, or 1.32% of total loans, at June 30, 2019, compared to $12.4 million, or 1.33% of total loans, at March 31, 2019 and $11.8 million, or 1.36% of total loans, at June 30, 2018. Net recoveries totaled $11,000 for the quarter ended June 30, 2019, compared to net charge-offs totaling $359,000 for the quarter ended March 31, 2019 and net recoveries totaling $5,000 for the quarter ended June 30, 2018.

Balance Sheet

Total assets decreased $3.8 million, or 0.4%, to $1,056.1 million at June 30, 2019 from $1,059.9 million at December 31, 2018. Net loans increased $15.7 million, or 1.7%, to $934.2 million at June 30, 2019 from $918.5 million at December 31, 2018. The increase in net loans was primarily due to increases of $13.4 million, or 15.3%, in construction and land loans and $6.5 million, or 2.8%, in multifamily residential loans, offset by a decrease of $4.3 million, or 27.6%, in business loans.

Steven A. Tsavaris, Executive Chairman remarked that, “while we remain optimistic about our loan production for the second half of 2019, we are experiencing tough competition for nonresidential property loans from both small and large banks, as well as from nonbank lenders." He also remarked that "we are willing to walk away from competing for certain loans as a result of what other lenders are willing to offer on rate and terms, including duration."

Total deposits decreased $7.4 million, or 0.9%, to $802.4 million at June 30, 2019 from $809.8 million at December 31, 2018. The decrease in deposits was mainly attributable to a decrease of $45.0 million, or 10.6%, in certificates of deposit offset by an increase of $42.1 million, or 36.3%, in money market accounts.

Total stockholders’ equity was $165.2 million at June 30, 2019, compared to $169.2 million at December 31, 2018. The Company and the Bank exceeded all regulatory capital requirements to be deemed well-capitalized at June 30, 2019. The Bank’s total capital to risk-weighted assets ratio was 19.54%, the tier 1 capital to risk-weighted assets ratio and the common equity tier 1 capital ratio were both 18.29%, and the tier 1 capital to total assets ratio was 13.64% at June 30, 2019, compared to 19.39%, 18.14%, and 13.66%, respectively at December 31, 2018.

On March 22, 2019, the Board of Directors adopted a share repurchase program effective March 25, 2019. Under the repurchase program, the Company may repurchase up to 923,151 shares of its common stock, or approximately 5% of the outstanding shares, which will be used to fund the grants of restricted stock units and stock options made under the Company’s 2018 Long-Term Incentive Plan. Repurchased shares will be held by the Company as Treasury shares until used to fund the restricted stock units and option grants. The repurchase program may be suspended or terminated at any time without prior notice, and it will expire on September 24, 2019. During the quarter ended June 30, 2019, the Company repurchased 463,112 shares of the Company’s common stock. As of June 30, 2019, 446,173 shares could still be repurchased under the repurchase program.

About PDL Community Bancorp

PDL Community Bancorp is the holding company for Ponce Bank. The Bank’s business primarily consists of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of one-to-four family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which have historically consisted of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities and Federal Home Loan Bank stock. The Bank offers a variety of deposit accounts, including demand, savings, money market and certificates of deposit.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the prospectus and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

PDL Community Bancorp and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except for share data)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
ASSETS
Cash and due from banks:
Cash	$6,003	$5,690	$45,225	$5,494	$7,088
Interest-bearing deposits in banks	47,007	35,877	24,553	16,895	42,094
Total cash and cash equivalents	53,010	41,567	69,778	22,389	49,182
Available-for-sale securities, at fair value	22,154	22,166	27,144	24,177	28,144
Loans receivable, net	934,236	925,099	918,509	893,884	850,426
Accrued interest receivable	3,773	3,735	3,795	3,609	3,350
Premises and equipment, net	32,205	31,777	31,135	29,293	28,366
Other real estate owned	58	—	—	—	—
Federal Home Loan Bank of New York stock (FHLBNY), at cost	4,609	2,915	2,915	2,621	2,617
Deferred tax assets	3,913	3,852	3,811	4,118	3,805
Other assets	2,158	2,485	2,814	2,620	2,923
Total assets	$1,056,116	$1,033,596	$1,059,901	$982,711	$968,813
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$802,408	$806,781	$809,758	$764,792	$753,255
Accrued interest payable	88	75	63	75	141
Advance payments by borrowers for taxes and insurance	6,059	8,099	6,037	7,219	5,491
Advances from the Federal Home Loan Bank of New York and others	79,404	44,404	69,404	37,775	37,775
Other liabilities	2,954	3,975	5,467	5,706	5,573
Total liabilities	890,913	863,334	890,729	815,567	802,235
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued	—	—	—	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 18,463,028 shares issued and 17,986,050 shares outstanding as of June 30, 2019 and 18,463,028 shares issued and outstanding as of December 31,2018	185	185	185	185	185
Treasury stock, at cost; 476,978 shares at June 30, 2019 and no shares as of December 31, 2018	(6,798)	(193)	—	—	—
Additional paid-in-capital	85,357	84,976	84,581	84,557	84,488
Retained earnings	100,431	99,481	98,813	96,896	96,495
Accumulated other comprehensive loss	(7,941)	(8,035)	(8,135)	(8,101)	(8,076)
Unearned compensation - ESOP; 603,125 shares as of June 30, 2019 and 627,251 shares as of December 31, 2018	(6,031)	(6,152)	(6,272)	(6,393)	(6,514)
Total stockholders' equity	165,203	170,262	169,172	167,144	166,578
Total liabilities and stockholders' equity	$1,056,116	$1,033,596	$1,059,901	$982,711	$968,813

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share data)

	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Interest and dividend income:
Interest on loans receivable	$12,060	$12,095	$12,026	$11,483	$11,053
Interest and dividend on available-for-sale securities and FHLBNY stock	354	287	300	254	330
Total interest and dividend income	12,414	12,382	12,326	11,737	11,383
Interest expense:
Interest on certificates of deposit	1,904	1,956	2,078	1,942	1,847
Interest on other deposits	821	631	320	272	199
Interest on borrowings	345	333	321	276	204
Total interest expense	3,070	2,920	2,719	2,490	2,250
Net interest income	9,344	9,462	9,607	9,247	9,133
Provision for loan losses	—	149	215	602	337
Net interest income after provision for loan losses	9,344	9,313	9,392	8,645	8,796
Noninterest income:
Service charges and fees	228	230	217	191	214
Brokerage commissions	24	109	108	286	42
Late and prepayment charges	262	139	278	65	52
Other	172	275	212	172	216
Total noninterest income	686	753	815	714	524
Noninterest expense:
Compensation and benefits	4,476	5,014	4,371	4,547	4,563
Occupancy and equipment	1,732	1,911	1,879	1,585	1,717
Data processing expenses	431	353	357	342	300
Direct loan expenses	182	156	217	265	152
Insurance and surety bond premiums	83	83	94	87	99
Office supplies, telephone and postage	271	317	349	308	352
FDIC deposit insurance assessment	66	68	70	68	66
Professional fees	733	510	1,025	978	529
Marketing and promotional expenses	47	26	68	40	55
Directors fees	73	83	69	69	70
Regulatory dues	47	56	60	63	58
Other operating expenses	566	514	515	417	494
Total noninterest expense	8,707	9,091	9,074	8,769	8,455
Income before income taxes	1,323	975	1,133	590	865
Provision for income taxes	373	307	498	188	166
Net income	$950	$668	$635	$402	$699
Earnings per share:
Basic	$0.05	$0.04	$0.04	$0.02	$0.04
Diluted	$0.05	$0.04	$0.04	$0.02	$0.04

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2019	2018	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$24,155	$21,439	$2,716	12.67%
Interest and dividend on available-for-sale securities and FHLBNY stock	641	654	(13)	(1.99%)
Total interest and dividend income	24,796	22,093	2,703	12.23%
Interest expense:
Interest on certificates of deposit	3,860	3,597	263	7.31%
Interest on other deposits	1,452	383	1,069	279.11%
Interest on borrowings	678	303	375	123.76%
Total interest expense	5,990	4,283	1,707	39.86%
Net interest income	18,806	17,810	996	5.59%
Provision for loan losses	149	431	(282)	(65.43%)
Net interest income after provision for loan losses	18,657	17,379	1,278	7.35%
Noninterest income:
Service charges and fees	458	437	21	4.81%
Brokerage commissions	133	138	(5)	(3.62%)
Late and prepayment charges	401	263	138	52.47%
Other	447	571	(124)	(21.72%)
Total noninterest income	1,439	1,409	30	2.13%
Noninterest expense:
Compensation and benefits	9,490	8,918	572	6.41%
Occupancy and equipment	3,643	3,208	435	13.56%
Data processing expenses	784	708	76	10.73%
Direct loan expenses	338	307	31	10.10%
Insurance and surety bond premiums	166	188	(22)	(11.70%)
Office supplies, telephone and postage	588	652	(64)	(9.82%)
FDIC deposit insurance assessment	134	134	—	0.00%
Professional fees	1,243	1,151	92	7.99%
Marketing and promotional expenses	73	107	(34)	(31.78%)
Directors fees	156	139	17	12.23%
Regulatory dues	103	115	(12)	(10.43%)
Other operating expenses	1,080	1,087	(7)	(0.64%)
Total noninterest expense	17,798	16,714	1,084	6.49%
Income before income taxes	2,298	2,074	224	10.80%
Provision for income taxes	680	434	246	56.68%
Net income	$1,618	$1,640	$(22)	(1.34%)
Earnings per share:
Basic	$0.09	$0.09	N/A	N/A
Diluted	$0.09	$0.09	N/A	N/A

PDL Community Bancorp and Subsidiaries

Key Metrics

	At or for the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Performance Ratios:
Return on average assets	0.37%	0.26%	0.25%	0.16%	0.29%
Return on average equity	2.26%	1.59%	1.49%	0.95%	1.68%
Net interest rate spread (1)	3.34%	3.46%	3.52%	3.49%	3.64%
Net interest margin (2)	3.75%	3.86%	3.90%	3.86%	3.96%
Noninterest expense to average assets	3.38%	3.59%	3.57%	3.54%	3.54%
Efficiency ratio (3)	86.81%	89.00%	87.07%	88.03%	87.55%
Average interest-earning assets to average interest- bearing liabilities	133.20%	133.93%	134.30%	135.09%	132.89%
Average equity to average assets	16.27%	16.58%	16.69%	17.06%	17.45%
Capital Ratios:
Total capital to risk weighted assets (bank only)	19.54%	19.32%	19.39%	19.60%	20.07%
Tier 1 capital to risk weighted assets (bank only)	18.29%	18.06%	18.14%	18.35%	18.81%
Common equity Tier 1 capital to risk-weighted assets (bank only)	18.29%	18.06%	18.14%	18.35%	18.81%
Tier 1 capital to average assets (bank only)	13.64%	13.56%	13.66%	13.78%	14.03%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.32%	1.33%	1.36%	1.37%	1.36%
Allowance for loan losses as a percentage of nonperforming loans	123.50%	155.87%	186.77%	(186.74%)	176.63%
Net (charge-offs) recoveries to average outstanding loans during the year	0.00%	(0.16%)	0.03%	0.00%	0.00%
Non-performing loans as a percentage of total loans	1.08%	0.86%	0.73%	0.73%	0.77%
Non-performing loans as a percentage of total assets	0.96%	0.77%	0.64%	0.67%	0.69%
Total non-performing assets as a percentage of total assets	0.96%	0.77%	0.64%	0.67%	0.69%
Total non-performing assets, accruing loans past due 90 days or more, and accruing troubled debt restructured loans as a percentage of total assets	1.82%	1.74%	1.63%	1.79%	1.87%
Other:
Number of offices	14	14	14	14	14
Number of full-time equivalent employees	183	185	181	175	194

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Key metrics calculated on income statement items were annualized where appropriate.

PDL Community Bancorp and Subsidiaries

Loan Portfolio

	For the Quarters Ended
	June 30,		March 31,		December 31,		September 30,		June 30,
	2019		2019		2018		2018		2018
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$302,428	32.00%	$304,650	32.55%	$303,197	32.61%	$295,792	32.69%	$296,490	34.44%
Owner-Occupied	92,904	9.83%	95,449	10.20%	92,788	9.98%	95,464	10.55%	92,208	10.71%
Multifamily residential	238,974	25.28%	234,749	25.09%	232,509	25.01%	219,958	24.31%	218,210	25.34%
Nonresidential properties	197,367	20.88%	199,903	21.36%	196,917	21.18%	191,603	21.17%	168,788	19.60%
Construction and land	100,995	10.69%	84,844	9.07%	87,572	9.42%	85,293	9.42%	72,574	8.43%
Total mortgage loans	932,668	98.68%	919,595	98.27%	912,983	98.20%	888,110	98.14%	848,270	98.52%
Nonmortgage loans:
Business loans	11,373	1.20%	15,101	1.61%	15,710	1.69%	15,832	1.75%	11,698	1.36%
Consumer loans	1,151	0.12%	1,125	0.12%	1,068	0.11%	992	0.11%	1,027	0.12%
Total nonmortgage loans	12,524	1.32%	16,226	1.73%	16,778	1.80%	16,824	1.86%	12,725	1.48%
Total loans	945,192	100.00%	935,821	100.00%	929,761	100.00%	904,934	100.00%	860,995	100.00%

Net deferred loan origination costs	1,562		1,727		1,407		1,316		1,182
Allowance for losses on loans	(12,518)		(12,449)		(12,659)		(12,366)		(11,751)

Loans, net	$934,236		$925,099		$918,509		$893,884		$850,426

PDL Community Bancorp and Subsidiaries

Nonperforming Assets

	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
	(Dollars in thousands)
Nonaccrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$1,299	$1,284	$205	$206	$208
Owner occupied	479	933	1,092	1,098	1,481
Multifamily residential	7	13	16	—	—
Nonresidential properties	3,288	531	706	544	142
Construction and land	1,327	1,341	1,115	1,103	1,111
Nonmortgage loans:
Business	—	275	—	—	—
Consumer	2	4	—	—	—
Total nonaccrual loans (not including non-accruing troubled debt restructured loans)	$6,402	$4,381	$3,134	$2,951	$2,942

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$493	$1,023	$1,053	$1,076	$1,099
Owner occupied	2,499	1,972	1,987	1,990	2,007
Multifamily residential		—	—	—	—
Nonresidential properties	742	611	604	605	606
Construction and land		—	—	—	—
Nonmortgage loans:
Business		—	—	—	—
Consumer		—	—	—	—
Total non-accruing troubled debt restructured loans	3,734	3,606	3,644	3,671	3,712
Total nonaccrual loans	$10,136	$7,987	$6,778	$6,622	$6,654

Real estate owned:
Mortgage loans:
1-4 family residential
Investor owned	$—	$—	$—	$—	$—
Owner occupied
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total real estate owned	—	—	—	—	—
Total nonperforming assets	$10,136	$7,987	$6,778	$6,622	$6,654

Accruing loans past due 90 days or more:
Mortgage loans:
1-4 family residential
Investor owned	$—	$—	$—	$—	$—
Owner occupied	—	—	—	—	—
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing loans past due 90 days or more	$—	$—	$—	$—	$—
Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$5,267	$5,157	$5,192	$5,224	$5,707
Owner occupied	2,493	3,415	3,456	3,882	3,911
Multifamily residential	—	—	—	—	—
Nonresidential properties	1,330	1,428	1,438	1,449	1,458
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	37	40	374	398	421
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$9,127	$10,040	$10,460	$10,953	$11,497
Total nonperforming assets, accruing loans past due 90 days or more and accruing troubled debt restructured loans	$19,263	$18,027	$17,238	$17,575	$18,151
Total nonperforming loans to total loans	1.08%	0.86%	0.73%	0.73%	0.77%
Total nonperforming assets to total assets	0.96%	0.77%	0.64%	0.67%	0.69%
Total nonperforming assets, accruing loans past due 90 days or more and accruing troubled debt restructured loans to total assets	1.82%	1.74%	1.63%	1.79%	1.87%

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Three Months Ended June 30,
	2019			2018
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$928,806	$12,060	5.21%	$843,641	$11,053	5.26%
Available-for-sale securities	22,127	76	1.38%	28,267	104	1.48%
Other (2)	48,512	278	2.30%	52,967	226	1.71%
Total interest-earning assets	999,445	12,414	4.98%	924,875	11,383	4.94%
Non-interest-earning assets	35,130			33,424
Total assets	$1,034,575			$958,299
Interest-bearing liabilities:
NOW/IOLA	$25,306	$26	0.41%	$28,698	$28	0.39%
Money market	140,239	755	2.16%	55,641	129	0.93%
Savings	121,423	39	0.13%	126,133	41	0.13%
Certificates of deposit	400,317	1,904	1.91%	448,883	1,847	1.65%
Total deposits	687,285	2,724	1.59%	659,355	2,045	1.24%
Advance payments by borrowers	9,566	1	0.04%	8,045	1	0.05%
Borrowings	53,474	345	2.59%	28,595	204	2.86%
Total interest-bearing liabilities	750,325	3,070	1.64%	695,995	2,250	1.30%
Non-interest-bearing liabilities:
Non-interest-bearing demand	112,069	—		89,935	—
Other non-interest-bearing liabilities	3,819	—		5,104	—
Total non-interest-bearing liabilities	115,888	—		95,039	—
Total liabilities	866,213	3,070		791,034	2,250
Total equity	168,362			167,265
Total liabilities and total equity	$1,034,575		1.64%	$958,299		1.30%
Net interest income		$9,344			$9,133
Net interest rate spread (3)			3.34%			3.64%
Net interest-earning assets (4)	$249,120			$228,880
Net interest margin (5)			3.75%			3.96%
Average interest-earning assets to interest-bearing liabilities			133.20%			132.89%

(1)	Annualized where appropriate.
(2)	Includes FHLBNY demand account and FHLBNY stock dividends.
(3)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(4)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Six Months Ended June 30,
	2019			2018
	Average		Average	Average		Average
	Outstanding		Yield/Rate	Outstanding		Yield/Rate
	Balance	Interest	(1)	Balance	Interest	(1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$932,323	$24,155	5.22%	$830,114	$21,439	5.21%
Available-for-sale securities	22,954	163	1.43%	28,478	209	1.48%
Other (2)	41,155	478	2.34%	49,852	445	1.80%
Total interest-earning assets	996,432	24,796	5.02%	908,444	22,093	4.90%
Non-interest-earning assets	34,785			34,414
Total assets	$1,031,217			$942,858
Interest-bearing liabilities:
NOW/IOLA	$26,848	$53	0.40%	$28,174	$53	0.38%
Money market	113,893	1,318	2.33%	52,663	248	0.95%
Savings	121,988	79	0.13%	125,308	80	0.13%
Certificates of deposit	422,638	3,860	1.84%	439,614	3,597	1.65%
Total deposits	685,367	5,310	1.56%	645,759	3,978	1.24%
Advance payments by borrowers	8,643	2	0.05%	7,313	2	0.06%
Borrowings	52,030	678	2.63%	23,409	303	2.61%
Total interest-bearing liabilities	746,040	5,990	1.62%	676,481	4,283	1.28%
Non-interest-bearing liabilities:
Non-interest-bearing demand	111,360	—		94,625	—
Other non-interest-bearing liabilities	4,434	—		5,096	—
Total non-interest-bearing liabilities	115,794	—		99,721	—
Total liabilities	861,834	5,990		776,202	4,283
Total equity	169,383			166,656
Total liabilities and total equity	$1,031,217		1.62%	$942,858		1.28%
Net interest income		$18,806			$17,810
Net interest rate spread (3)			3.40%			3.62%
Net interest-earning assets (4)	$250,392			$231,963
Net interest margin (5)			3.81%			3.95%
Average interest-earning assets to
interest-bearing liabilities			133.56%			134.29%

(1)	Annualized where appropriate.
(2)	Includes FHLBNY demand account and FHLBNY stock dividends.
(3)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(4)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.